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                                                                  EXHIBIT 10-25
                                                                  -------------



                    DESCRIPTION OF CONSULTING AGREEMENT WITH
                                 JOHN L. DOYLE



     Mr. Doyle provides certain consulting services for the Registrant. He is paid for such services, a fee of $3,250 per day plus expenses.